EESTech Inc

Mr Greg Paxton And Global Power and Water Inc Building One 63 Burnside Road Staplyton QLD 4207	13 June 2008

Settlement of Shares in EESTech, Inc

By agreement dated 3 July 2006, EESTech, Inc ("EESTECH") agreed to issue Global Power and Water Inc ("GPW") with 552 restricted shares in EESTech as consideration for the acquisition referred to in that agreement ("GPW Agreement").

By agreement dated 3 July 2006, EESTech, Inc ("EESTech") agreed to issue Gregory Paxton ("Paxton") with 999,268 restricted shares in EESTech as consideration for the acquisition referred to in that agreement ("GPW Agreement").

Since the date of the agreements, EESTech, GPW and Paxton have agreed to vary the basis and manner of calculating the number of shares that comprise the consideration referred to in each agreement.

The parties have agreed to vary and settle the agreements in the following manner:

(a) GPW agrees to accept the the issue of 552 restricted shares in EESTech, in full and final satisfaction of the consideration to be paid by EESTech to GPW under the GPW Agreement and all other liabilities and obligations of EESTech under or in connection with the GWP Agreement; and

(b) Paxton agrees to accept the the issue of 235,568 restricted shares in EESTech, in full and final satisfaction of the consideration to be paid by EESTech to Paxton under the Paxton Agreement and all other liabilities and obligations of EESTech under or in connection with the Paxton Agreement.

Please confirm your acceptance of the terms of this settlement by signing the page that follows this letter.

Your sincerely

Murray Bailey
CEO

Acceptance of terms and conditions of settlement

Executed as a deed on [date]

Signed on behalf of
EESTech Inc.
in the presence of

DAVID BAINES ....

Witness

....

Name (print)

Signed on behalf of
Global Power and Water Inc.
in the presence of

DAVID BAINES ....

Witness

GREGORY M PAXTON ....

Name (print)

Signed by
Gregory Paxton
in the presence of

DAVID BAINES ....

Witness

....

Name (pr